                                                                    EXHIBIT 11.1

                                                               YEARS ENDING DECEMBER 31,
                                                      -------------------------------------------
                                                         1993            1992            1991
                                                      -----------     -----------     -----------
PRIMARY
Weighted average shares outstanding.................   19,807,092      17,506,233      17,355,953
Net effect of diluting stock options................       32,401         178,218         140,419
                                                      -----------     -----------     -----------
          Total.....................................   19,839,493      17,684,451      17,496,372
                                                      -----------     -----------     -----------
                                                      -----------     -----------     -----------
Net income before Extraordinary Loss................  $13,987,733     $ 2,254,758     $21,073,561
Extraordinary Loss..................................   (1,113,486)
                                                      -----------     -----------     -----------
Net Income..........................................  $12,874,247     $ 2,254,758     $21,073,561
                                                      -----------     -----------     -----------
                                                      -----------     -----------     -----------
Net income per share before extraordinary loss......  $      0.71     $      0.13     $      1.20
Extraordinary loss per share........................        (0.06)
                                                      -----------     -----------     -----------
Net income per share................................  $      0.65     $      0.13     $      1.20
                                                      -----------     -----------     -----------
                                                      -----------     -----------     -----------
FULLY DILUTED
Weighted average shares outstanding.................   19,807,092      17,506,233      17,355,953
Net effect of diluting stock options................       71,168         178,218         277,032
                                                      -----------     -----------     -----------
          Total.....................................   19,878,260      17,684,451      17,632,985
                                                      -----------     -----------     -----------
                                                      -----------     -----------     -----------
Net income before Extraordinary Loss................  $13,987,733     $ 2,254,758     $21,073,561
Extraordinary Loss..................................   (1,113,486)
                                                      -----------     -----------     -----------
Net Income..........................................  $12,874,247     $ 2,254,758     $21,073,561
                                                      -----------     -----------     -----------
                                                      -----------     -----------     -----------
Net income per share before extraordinary loss......  $      0.71     $      0.13     $      1.20
Extraordinary loss per share........................        (0.06)
                                                      -----------     -----------     -----------
Net income per share................................  $      0.65     $      0.13     $      1.20
                                                      -----------     -----------     -----------
                                                      -----------     -----------     -----------

                                      F-30